UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

GENERAL METALS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 West Fourth Street, Suite 210, Reno, NV 89503 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (775) 583-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c) and (d)

Effective as of July 1, 2011, at the recommendation of the, the Board of Directors decreased the size of the Board by two members bringing it to a total of five.  At that time Mark A. Smith, Keith M. Belingheri, and Dan L. Dyer resigned as directors of our company.   Walter A. Marting, Jr. was appointed as a director of our company effective July 1, 2011.

The Board of Directors has determined that each of Larry Max Bigler, P.K. “Rana” Medhi and Walter A Marting, Jr. are “independent,” as the term is used in Item 407(a)(1) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Listing Rule 5605(a)(2).  Accordingly, it is anticipated that the New Director will be asked to serve on committees of the Board as independent directors.

The Company currently has two standing committees. The Nominating and Corporate Governance Committee is chaired by P.K. “Rana” Medhi with Larry Max Bigler as a member.  The Audit Committee is chaired by Larry Max Bigler with P.K. “Rana” Medhi as a member.

Walter A. Marting, Jr. Mr. Marting has spent a large part of his career both as a senior executive for a Fortune 500 mining company and starting and running his own junior gold mining company. After graduating from Harvard Business School in 1975 and following three years in the US Navy with SEAL Team Two, Mr. Marting joined Amax Inc. as an underground mine Production Supervisor at Amax’s Climax Molybdenum property in Leadville, Colorado. Mr. Marting spent two years working underground and in Climax’s open pit operation before moving to the Company’s headquarters in Greenwich, CT. In 1982 Mr. Marting was named Vice President – Finance for Amax Europe in Paris, France. Mr. Marting helped build Amax’s global mining presence from its Paris headquarters and had financial oversight of the company’s European and African exploration and development and ore processing activities. He left Amax in 1984 to start his own mining company that undertook the re-opening and operation of the famed 16-1 Mine in Allegheny, CA.

The Company’s compensatory arrangement with the Directors consists of a Director’s Fee of $1,000 per month payable within five days after the end of each fiscal quarter in the common stock of the Company. Members of the standing committees of the Board receive an additional $1,000 per month payable within five days of the end of each quarter in the common stock of the Company. The fees are capped at $2,000 per director per month.  The newly appointed director has not nor has had since the Company’s last fiscal year a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011	GENERAL METALS CORPORATION

	By:	/s/ Daniel J. Forbush
	Name:	Daniel J. Forbush
	Title:	President, CEO, CFO and Director